                                                 Registration No. ______________

- --------------------------------------------------------------------------------

                     SECURITIES  AND  EXCHANGE  COMMISSION
                           Washington,  D.C.    20549

                                    -------

                                   Form  S-8
                            REGISTRATION  STATEMENT
                                     Under
                         THE  SECURITIES  ACT  OF  1933

                            ANTHONY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                                                95-2077125
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

4900 South Eastern Avenue
Los Angeles, California                                        90040
(Address of Principal Executive Office)                        (Zip Code)

                 1994 Incentive Stock Option Plan (the "Plan")
                              (Full title of plan)

Bernard I. Forester                            Copy to:
4900 South Eastern Avenue, Suite 200           Richard L. Goldberg, Esq.
Los Angeles, CA  90040                         Proskauer Rose Goetz & Mendelsohn
(Name and address of agent for service)        1585 Broadway
                                               New York, NY  10036
213-890-5800
(Telephone number, including area code, of agent for service)

                       CALCULATION  OF  REGISTRATION  FEE

- --------------------------------------------------------------------------------
                                            Proposed
Title of                                    maximum
securities                   Amount         offering     Aggregate   Amount of
to be                        to be          price        offering    registration
registered                   registered     per share    price (2)   fee
                             (1)            (2)
- --------------------------------------------------------------------------------

Common Stock, $1 par value    1,050,000      $17.00      $17,850,000  $6,155.22
- --------------------------------------------------------------------------------

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement also registers such additional shares of the Company's Common Stock as may be offered or issued as described in the Plan described herein to prevent dilution resulting from splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of computing the registration fee and based on the fair market value of 1,050,000 shares of the Common Stock of the Company. The closing price for shares of the Company's Common Stock as reported on the New York Stock Exchange reporting system on December 27, 1994 was $17.00.

                                    PART  I

                         INFORMATION  REQUIRED  IN  THE
                           SECTION  10(a)  PROSPECTUS



       The documents containing the information specified in Part I of Form S-8 (plan information and registration information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act").

                                    PART  II

                         INFORMATION  REQUIRED  IN  THE
                            REGISTRATION  STATEMENT



Item  3.  Incorporation of Certain Documents by Reference.

       The following documents of Anthony Industries, Inc. (the "Company") heretofore filed with the Commission are incorporated by reference into this
Prospectus:

       1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed under the Securities Exchange Act of 1934 (the "Exchange Act").

       2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 filed under the Exchange Act.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents.

Item  4.  Description of Securities.

       The Company's Common Stock, $1 par value per share (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item  5.  Interests of Named Experts and Counsel.

       Mr. Richard L. Goldberg, a director of the Company, is a member of Proskauer Rose Goetz & Mendelsohn, general counsel to the Company.

Item  6.  Indemnification of Directors and Officers.

       The Company's Amended and Restated Certificate of Incorporation, in accordance with the Delaware General Corporation Law, provides that directors will not be monetarily liable for breach of their fiduciary duty as directors, except for the liability of a director resulting from a director breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying an illegal dividend, approving an illegal stock repurchase, obtaining an improper personal benefit, or from liability under federal or state securities laws.

       The Company's Certificate of Incorporation provides a contractual right to directors, officers and agents of the Company to be indemnified and held harmless by the Company, to the fullest extent presently or subsequently permitted by the Delaware General Corporation Law, against certain liabilities and expenses relating to actual or threatened lawsuits involving the performance of their duties.

       The Company's directors and officers are insured under Directors' and Officers' liability insurance policies.

Item  7.  Exemption from Registration Claimed.

       Not applicable.

Item  8.  Exhibits.

       See the Exhibit Index herein.

Item  9.  Undertakings.

       (a) The undersigned Registrant hereby undertakes:

           (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 28, 1994.

                                 ANTHONY  INDUSTRIES,  INC.



                                 By /s/ B. I. Forester
                                    -------------------------------
                                    B. I. Forester
                                    Chairman of the Board and
                                    Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                         Title                        Date
- ---------                         -----                        ----


/s/ B. I. Forester                Director, Chairman of        Dec. 28, 1994
- ------------------------          the Board and Chief
B. I. Forester                    Executive Officer
                                  (principal executive
                                  officer)*

/s/ John J. Rangel                Senior Vice President-       Dec. 28, 1994
- ------------------------          Finance (principal
John J. Rangel                    financial and accounting
                                  officer)

/s/ R. L. Goldberg                Director*                    Dec. 28, 1994
- ------------------------
Richard L. Goldberg


/s/ Hugh V. Hunter                Director*                    Dec. 28, 1994
- ------------------------
Hugh V. Hunter


/s/ John H. Offermans             Director*                    Dec. 28, 1994
- ------------------------
John H. Offermans


/s/ John B. Simon                 Director*                    Dec. 28, 1994
- ------------------------
John B. Simon

- ------------------

*A majority of the directors of the registrant.

                                 EXHIBIT  INDEX
                                 --------------

                                                                    Sequentially
Exhibit                                                             Numbered
Number         Description                                          Page
- ------         -----------                                          ----

Exhibit 5      Opinion of Proskauer Rose Goetz & Mendelsohn


Exhibit 23.1   Consent of Proskauer Rose Goetz & Mendelsohn
               (contained in its opinion filed as Exhibit 5 to this Registration Statement)


Exhibit 23.2   Consent of Ernst & Young LLP